UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2009
HEARTWARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, MA	01701

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 508.739.0950
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On July 31, 2009, (Australian Eastern Standard Time), the Company filed its Quarterly Update including Appendix 4C (“Quarterly Report”) for the three and six months ended June 30, 2009 with the Australian Securities Exchange.
The Quarterly Report includes a statement of cash flows. The cash flow was prepared in accordance with accounting principles generally accepted in the United States.
In addition, on July 29, 2009 at its Annual Meeting the Company provided financial information for the period ended June 30, 2009 as part of its presentation materials. Specifically, the Company disclosed revenue for the second quarter of $3.0 million.
A copy of the portion of the presentation materials containing such information is attached as Exhibit 99.02.
Item 7.01 Regulation FD Disclosure
See Item 2.02 above
Item 9.01 Financial Statements and Exhibits

Exhibit 99.01 Australian Quarterly Report for the period ended June 30, 2009.

Exhibit 99.02 Select Annual Meeting presentation materials.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.
Date: July 31, 2009	By:	/s/ David McIntyre
		Name:	David McIntyre
		Title:	Chief Financial Officer and Chief Operating Officer